UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

PERF-GO GREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141054	20-3079717
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 E. 52nd Street,
4th Floor
New York, NY 10022
 (Address of principal executive offices)

(212) 935-3550
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement

On April 5, 2010, Perf Go-Green Holdings, Inc. (the “Company”) entered into a joint venture agreement (the “Agreement”) with EcoReady Corporation (“EcoReady”) for the sale and marketing of the Company’s PerfPower battery line.

Pursuant to the Agreement, the Company will become a 20% owner of EcoReady and will receive a onetime payment of $125,000 and $15,000 per month in management fees and up to a 3% royalty on sales.

In addition to offering the PerfPower battery line, EcoReady will also develop and market other battery based consumer electronic products.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On April 5, 2010, the Board of Directors of the Company appointed Mr. Matthew Bird to the Company’s Board of Directors.

Matthew Bird, Age 34, is current the Founder and CEO of MUNCmedia. Aside from the day-to-day operations of MUNC, Matt also sets the direction for MUNC's Technology development, strategies development and is an overall industry spokesperson for retail investor based communications. MUNCmedia recently partnered with the NASDAQ OMX. In 2009 Matt and MUNCmedia were honored by NASDAQ for accomplishments in retail investor communications by ringing the closing bell on July 21st, he was also the featured panelist speaker for the MIT Sloan CFO Summit.

Prior to founding MUNCmedia, Mr. Bird founded the interactive media agency Tribeca Digital and held Vice President and Director roles for New Media, Marketing and Digital Communication at BBDO Worldwide, Screaming Media and IGM. Matt's career has led him to form relationships with Fortune 1000 brands such as Coca Cola, Orbitz, Yahoo, Microsoft, Disney, Ramada, Toyota and Ford. Collectively, he has managed over $400 million in brand development over his 13 year career in media, advertising and communications. Matt became an official member of the National Investor Relations Institute in 2007 and is a member of the American Association of Advertising Agencies and the American Marketing Association since 1999. Matt majored in Business Administration at the University of Washington.

Family Relationships

There are no family relationships between Mr. Bird and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between the Company and Mr Bird.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 5, 2010		PERF-GO GREEN HOLDINGS, INC.

	By:	/s/ Michael Caridi
Michael Caridi Director & Chief Operating Officer